UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2016

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02	Results of Operations and Financial Condition.

The information furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 as amended, nor shall it be deemed to be incorporated by reference in any filing of Allergan plc, except as shall be expressly set forth by specific reference in such filing.

As described in Item 7.01 below, on August 8, 2016, Allergan plc (the “Company”) announced a realignment of its businesses to streamline operations and provided recast segment contribution for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015. A copy of the recast segment information is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Allergan plc (the “Company”) approved the amendment of the Transformation Incentive Awards (the “TIP Award”) granted to certain executives under the Amended and Restated 2013 Incentive Award Plan of Allergan plc (the “Allergan Plan”) to eliminate the non-GAAP earnings per share goal (the “EPS Goal”). As a result of the amendment, amounts under the TIP Award will be earned solely based on achievement of the pre-established total shareholder return (relative to the pre-established peer group) goal approved by the Committee in connection with the grant of the TIP Award (the “Relative TSR Goal”) during the period from the March 17, 2015 through December 31, 2018 (the “TSR Performance Period”), and will remain payable, if earned, in two equal installments on December 31, 2018 and December 31, 2019, subject to the holder’s continued employment.

The TIP Award was granted to members of the Company’s senior management team, including the named executive officers, in connection with the Company’s merger with Allergan, Inc. (the “Allergan Acquisition”), which closed on March 17, 2015, to incentivize our executives to deliver superior performance during the critical years immediately following the Allergan Acquisition. At the time the TIP Award was granted, payment of the TIP Award was based on achievement of two performance measures that were directly related to management’s execution of the Company’s business plan during the post-closing transition period. These performance measures were the EPS Goal and Relative TSR Goal. Subsequently, the Company entered into an agreement to divest its generics business (“Allergan Generics”) to Teva Pharmaceutical Industries Ltd. (“Teva”). Upon closing on August 2, 2016, the Company received $33.4 billion in cash and 100.3 million shares of Teva stock valued at $5.4 billion based on the opening price of Teva shares on the date of closing, and completed the Company’s most crucial step in its evolution into a focused Branded Growth Pharma leader. However, the divestiture of the generics business will result in meaningful reduction to the Company’s going forward revenue and earnings. Given this meaningful change, the Compensation Committee determined that the EPS Goal was no longer a suitable metric to measure the performance of our management team, and would not serve to incentivize our executives’ continued integration efforts following the Allergan Acquisition.

After discussion and careful deliberation, the Compensation Committee determined to eliminate the EPS Goal, making the Relative TSR Goal the sole performance measure in the TIP Award. In making this determination, the Compensation Committee considered, among other things, that the Relative TSR Goal would currently result in no payout of the TIP Award and will only reward our management team for sustained over-performance and execution of critical operational objectives during the 45-month TSR Performance Period, providing immediate shareholder alignment. The Relative TSR Goal and vesting schedule remains unchanged as set forth below:

TIP Award Performance Period: March 17, 2015 — December 31, 2018
	Relative TSR Percentile Rank	TSR Vesting Percentage[1]
	<50th Percentile	0
Threshold Level	50th Percentile	75%
Target Level	60th Percentile	100%
Maximum Level	90th Percentile	200%
Current Payout[2]	38th Percentile	0%

1 Vesting between levels occurs via linear interpolation

2 As of date of approved amendment to the Transformation Incentive Awards (August 2, 2016)

Additionally, the Compensation Committee considered that the Relative TSR Goal reflects long-term performance, due to the length of the TSR Performance Period (45 months), is a durable goal as we continue to grow in size and complexity, will be easy to communicate to our management team and promotes executive retention due to the payment schedule.

The foregoing summary of the amendment to the Transformation Incentive Award does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Amended and Restated Transformation Incentive Award Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

In the second quarter of 2016, the “Company announced a realignment of its businesses to streamline operations. Prior to the realignment, the Company operated and managed its business as four distinct operating segments: US Brands, US Medical Aesthetics, International and Anda Distribution. Under the new organizational structure being reported, and the decision to hold for sale our Anda Distribution business, the Company organized its businesses into the following segments: US Specialized Therapeutics, US General Medicine and International. In addition, certain revenues and shared costs, and the results of corporate initiatives, are managed outside of the three segments. Prior period results have been recast to align to the current segment presentation.

The operating segments are organized as follows:

•	The US Specialized Therapeutics segment includes sales and expenses relating to branded products within the US, including Medical Aesthetics, Medical Dermatology, Eye Care, Neurosciences and Urology therapeutic products.

•	The US General Medicine segment includes sales and expenses relating to branded products within the US that do not fall into the US Specialized Therapeutics business units, including Central Nervous System, Gastrointestinal, Women’s Health, Anti-Infectives and Established Brands.

•	The International segment includes sales and expenses relating to products sold outside the US.

The Company evaluates segment performance based on segment contribution. Segment contribution for our segments represents net revenues less cost of sales (defined below), selling and marketing expenses, and select general and administrative expenses. Included in segment revenues are products sales that are sold through the Anda Distribution business once the Anda Distribution business has sold the product to a third party customer. These sales are included in segment results and are reclassified into revenues from discontinued operations through a reduction of Corporate revenues which eliminates the sales made by our Anda Distribution business from results of continuing operations. Cost of sales for these products in discontinued operations is equal to our average third party cost of sales for third party brand products distributed by Anda Distribution. The Company does not evaluate the following items at the segment level:

•	Revenues and operating expenses within cost of sales, selling and marketing expenses, and general and administrative expenses that result from the impact of corporate initiatives. Corporate initiatives primarily include integration, restructuring, acquisition and other shared costs.

•	General and administrative expenses that result from shared infrastructure, including certain expenses located within the United States.

•	Total assets including capital expenditures.

•	Other select revenues and operating expenses including research and development expenses (“R&D”), amortization, in-process research and development (“IPR&D”) impairments and asset sales and impairments, net as not all such information has been accounted for at the segment level, or such information has not been used by all segments.

The Company defines segment net revenues as product sales and other revenue derived from branded products or licensing agreements.

Cost of sales within segment contribution includes standard production and packaging costs for the products the Company manufactures, third party acquisition costs for products manufactured by others, profit-sharing or royalty payments for products sold pursuant to licensing agreements and finished goods inventory reserve charges. Cost of sales included within segment contribution does not include non-standard production costs, such as non-finished goods inventory obsolescence charges, manufacturing variances and excess capacity utilization charges, where applicable. Cost of sales does not include amortization or impairment costs for acquired product rights or other acquired intangibles.

Selling and marketing expenses consist mainly of personnel-related costs, product promotion costs, distribution costs, professional service costs, insurance, depreciation and travel costs.

General and administrative expenses consist mainly of personnel-related costs, facilities costs, transaction costs, insurance, depreciation, litigation and settlement costs and professional services costs which are general in nature and attributable to the segment.

Exhibit 99.1 to this Form 8-K provides recast segment contribution as defined above for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015.

The recasting of previously issued financial information does not represent a restatement of previously issued financial statements and does not affect the Company’s reported net (loss) / income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods. The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide the financial community with historical financial data that is presented on a basis consistent with the Company’s new reporting structure. Beginning with the quarter ended June 30, 2016, the Company’s financial statements reflect the new reporting structure with prior periods adjusted accordingly.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits:

10.1	A&R Other Cash-based Award Agreement

99.1	Segment contribution of Allergan plc for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2016	Allergan plc

	By:	/s/ Maria Teresa Hilado
	Name:	Maria Teresa Hilado
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	A&R Other Cash-based Award Agreement

99.1	Segment contribution of Allergan plc for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015.